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                                  EXHIBIT 99.02

Wednesday December 16, 7:38 am Eastern Time

Company Press Release

SOURCE: Quintiles Transnational Corporation

QUINTILES TRANSNATIONAL ANNOUNCES $1.7 BILLION SHARE EXCHANGE TO ACQUIRE ENVOY CORPORATION, A LEADER IN ELECTRONIC DATA INTERCHANGE INDUSTRY

AGREEMENT SEEN AS KEY TO EMERGING 'INFORMATICS' MODEL OF 21ST CENTURY
HEALTHCARE: EXPANDING ELECTRONIC HEALTHCARE NETWORKS TO IMPROVE MARKET INFORMATION & HEALTHCARE DELIVERY

RESEARCH TRIANGLE PARK, N.C. and NASHVILLE, Tenn., Dec. 16 /PRNewswire/ -- Quintiles Transnational Corp. (Nasdaq: QTRN) and ENVOY Corporation (Nasdaq:
ENVY) today announced a definitive agreement for Quintiles Transnational, the leading provider of outsourcing services to the pharmaceutical industry, to acquire ENVOY, a leading provider of healthcare electronic data interchange and data mining services, in a stock exchange transaction valued at approximately $1.7 billion.

With analysts estimating 1999 projected revenue of approximately $230 million, ENVOY processes in excess of 1 billion electronic healthcare claims annually in the United States, including medical and pharmaceutical claims, submitted from physicians, pharmacies, hospitals, managed care organizations, and state and federal agencies. The combined companies, assuming completion of this and other pending acquisitions by Quintiles, would generate revenues approaching $2 billion in 1999, according to analysts' combined estimates.

Upon completion of the agreement, Quintiles will have added another component to its "information services" strategy. Quintiles announced yesterday that it had signed a definitive agreement to acquire Scott-Levin, a leading U.S. pharmaceutical market information and research services company. With ENVOY and Scott-Levin, Quintiles will have a powerful foundation from which to build an electronic information network for use by all segments of the healthcare industry in advancing healthcare quality, affordability and effectiveness.

"We are very excited about what this deal can do for Quintiles," said Dennis Gillings, Ph.D., Chairman and Chief Executive Officer of Quintiles Transnational Corp. "ENVOY's data mining strengths and our future opportunities to bridge healthcare databases would give our customers and the public ever better knowledge about the effectiveness of medical procedures. We are particularly impressed by the current data management capability to link medical diagnostic information that is not patient specific with aggregated pharmaceutical prescriptions by geographic area.

"This deal, once completed, will be a springboard from which we can build a product that gives our healthcare customers access to one of the industry's most extensive databases of medical information. This is a significant step forward in our efforts to build a healthcare information management system as sophisticated and effective as the medical treatments being developed and used around the world. We see great potential for margin and revenue growth from ENVOY in the medium and especially the long term, and we remain comfortable that we can meet consensus analysts' estimates for 1999, excluding transaction costs and other expenses that will not recur."


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The agreement calls for an exchange of all of ENVOY stock for Quintiles stock in a pooling of interests transaction. ENVOY shareholders would receive 1.166 shares of Quintiles common stock for each share of ENVOY common stock held. Completion of the agreement, which is expected to be tax free to ENVOY's shareholders, is subject to approval by ENVOY and Quintiles' shareholders, regulatory approval and certain other customary conditions. Completion is expected late first quarter or early second quarter of next year. Upon completion, Quintiles will nominate three ENVOY members for election to the Quintiles Transnational Corp.'s Board of Directors.

Under certain circumstances the agreement may be terminated if Quintiles' share price is trading outside of a $40 to $71.50 range for a specified period prior to closing. ENVOY's directors and preferred shareholder, who together own approximately 16% of ENVOY stock, have entered into a stock voting agreement whereby they agree to vote their stock in favor of the merger. At Dec. 14, 1998, ENVOY had outstanding 24,374,795 shares of common stock and common stock equivalents and approximately 3.5 million outstanding options, which as a result of the merger will become exercisable for Quintiles common stock.

ENVOY, founded in 1982 and based in Nashville, Tenn., has about 1,000 employees. Its clients include more than 200,000 physicians, 34,000 pharmacies, 38,000 dentists and 4,400 hospitals. Some analysts estimate that the size of the healthcare electronic data interchange market is about $1 billion a year and that it will become a $3.1 billion market by 2002.

With its May acquisition of Synergy Healthcare Inc., a healthcare information concern based in Cambridge, Massachusetts, ENVOY entered the data mining arena, gaining capabilities Quintiles believes will be key to the enhancement of its future health informatics business.

"We already have one of the largest networks of connectivity in the healthcare claims processing industry and are one of the industry leaders in each of the four main EDI sectors," said Fred C. Goad, Jr., Chairman and Co-Chief Executive Officer of ENVOY. "Our experience of transaction processing fits well with Quintiles' experience of data management in the clinical trial context. Our service offerings could benefit each and every one of Quintiles Transnational's service groups and operating units."

Jim Kever, ENVOY's President and Co-Chief Executive Officer, said: "This agreement will not only allow ENVOY to further expand its services within its traditional marketplace, but also creates new channels for the use of aggregate data in support of Quintiles' customer-focused projects. In joining forces, our intention is to deliver timely, high-quality pharmaceutical and other healthcare market data to customers and to expand the electronic healthcare network linking patients, providers and payers."

Upon completion, ENVOY would operate under its own name as a wholly-owned subsidiary of Quintiles.

Earlier this week, Quintiles announced its intention to acquire the Hoechst Marion Roussel Inc. drug development facility in Kansas City, an agreement which includes the industry's largest ever service contract. In a separate announcement, Quintiles revealed its move into the healthcare informatics sector with an agreement to acquire PMSI and its core company, Scott-Levin, a leading U.S. provider of pharmaceutical market information and research services.

Quintiles Transnational Corp. is the market leader in providing a full range of integrated product development and marketing services to the pharmaceutical, biotechnology and medical device


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industries. Quintiles also provides healthcare policy consulting and health information management services to healthcare and governmental organizations worldwide. Quintiles is headquartered near Research Triangle Park, North Carolina. With more than 14,000 employees worldwide and offices in 30 countries, Quintiles operates through specialized work groups dedicated to meeting customers' individual needs. Visit the Quintiles Transnational web site at www.quintiles.com.

Information in this press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, whether or not the proposed acquisition actually occurs, the ability of the combined businesses to be integrated with Quintiles' current operations, actual operating performance, the ability to operate successfully in the new line of business resulting from the business combination, the ability to maintain large client contracts or to enter into new contracts, and the actual costs of combining the businesses. Additional factors that could cause actual results to differ materially are discussed in the company's recent filings with the Securities and Exchange Commission, including but not limited to its S-3 and S-4 Registration Statements, its Annual Report on Form 10-K, its Form 8-Ks, and its other periodic reports, including Form 10-Q, exhibit 99.01.

ENVOY Corporation is a leading provider of electronic data interchange services to participants in the health care market, including pharmacies, physicians, hospitals, dentists, billing services, commercial insurance companies, managed care organizations, state and federal government agencies and others. Further information about ENVOY Corporation is available on-line at: www.envoycorp.com.

This press release contains forward-looking statements within the meaning of the Private Litigation Act of 1995. These statements are based on current plans and expectations of ENVOY Corporation and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, changes in pricing policies, delays in product development, business conditions in the marketplace, general economic conditions and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The company expressly disclaims any intent or obligation to update these forward-looking statements.

SOURCE: Quintiles Transnational Corporation
           -0-                       12-16-98
         /CONTACT: Pat Grebe, Media Relations, 212-484-4424 or 919-941-2031, or pgrebe@quintiles.com, or Greg Connors, Investor Relations, 919-941-2000, or invest@quintiles.com, both of Quintiles Transnational Corp.; or Jim D. Kever, President/Co-Chief Executive Officer of ENVOY Corporation, 615-885-3700/
         /Web site:  http://www.envoycorp.com
                     http://www.quintiles.com/
         (QTRN ENVY)